CONSENT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board of Trustees of the Insight Premier Funds:

We hereby consent to the inclusion in the Pre-Effective
Amendment to the Registration Statement of Insight Premier
Funds on Form N-1A (No. 811-7813/333-12075) of our report dated November 7, 1996 on our audit of the statements of assets and liabilities of the above referenced funds, which is included in the Registration Statement. We further consent to the reference to our Firm under the captions
"Independent Accountants" and "Financial Statements" in the
Statement of Additional Information.


				/s/ COOPERS & LYBRAND L.L.P.
				COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 8, 1996